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              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              MARKER INTERNATIONAL

                  The undersigned, pursuant to the Utah Revised Business Corporation Act, hereby changes its name to MKR Holdings (referred to herein as the "Corporation") and adopts the following Third Amended and Restated Articles of Incorporation of Marker International, which articles of incorporation were originally filed on May 28, 1981, were amended and restated by filing the Amended and Restated Articles of Incorporation on August 1, 1994, were again amended and restated by filing the Second Amended and Restated Articles of Incorporation on August 18, 1994 (as amended) and are hereby amended and restated in full.

                  1. The name of the corporation is hereby changed to: MKR Holdings (formerly known as Marker International).

                  2. The text of the restated articles of incorporation is as follows:

                                    ARTICLE I

                                      NAME

                  The name of the Corporation is MKR Holdings.

                                   ARTICLE II

                                     PURPOSE

                  The Corporation is organized solely to hold, own and invest in stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, any right to subscribe to, purchase or acquire, any of the foregoing. The Corporation may also take such actions and enter into such agreements in connection with any of the foregoing.

                                   ARTICLE III

                                AUTHORIZED SHARES

                  The Corporation shall have the authority to issue 25,000,000 shares of common shares, $0.01 par value ("Common Stock"). Shares of Common Stock may be issued, without

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shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act and Section 1123(a)(6) of Title 11 of the United States Code, 11 U.S.C. Sections 101, ET SEQ. (the "Bankruptcy Code") (as set forth below), to:

                           (a) designate, in whole or in part, the preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

                           (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or in part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

                           (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

                           (d) increase or decrease the number of shares constituting any series, the number of shares, of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

                  Notwithstanding the above, pursuant to Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall be prohibited from issuing any non-voting equity securities. Further, the Corporation shall be prohibited from issuing any additional securities requiring registration under the Securities Act of 1933, as amended.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

                  (a) NUMBER OF DIRECTORS. The number of directors constituting the entire board of directors shall be not less than three nor more than fifteen. The specific number of directors constituting the entire board of directors shall be authorized from time to time exclusively by the affirmative vote of a majority of the entire board of directors. As used in these articles of incorporation, the term "entire board of directors" means the total authorized number of directors that the Corporation would have if there were no vacancies.

                  (b) NOMINATIONS. Advance notice of nominations for the election of directors, other than by the board of directors or a committee thereof, shall be given within the term and in the manner provided in the bylaws of the Corporation.

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                  (c) VACANCIES. Any vacancies in the board of directors for any reason, including by reason of any increase in the number of directors or any removal of an incumbent director, shall, if occurring prior to the expiration of the term of office of such director, be filled only by the board of directors, acting by the affirmative vote of a majority of the remaining directors, whether or not constituting a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office or, if such vacancy is the result of an increase in the number of directors, until the next meeting of shareholders at which directors are elected.

                                    ARTICLE V

                      LIMITATION OF LIABILITY OF DIRECTORS

                  To the fullest extent permitted by the Utah Revised Business Corporation Act or any applicable law now in effect or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director. Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

                                   ARTICLE VI

                                REGISTERED AGENT

                  The registered agent of the Corporation shall be Jon C. Heaton and the address of the registered office of the Corporation shall be 175 East 400 South, Suite 900, Salt Lake City, UT 84111.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  The Corporation shall indemnify its officers, directors, agents, incorporators and other persons against liabilities incurred by them that result from their acts that are performed in furtherance of the business of the corporation to the full extent now or hereafter permitted by the laws of the State of Utah, the bylaws of the Corporation or as authorized by the board of directors. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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                                  ARTICLE VIII

                INAPPLICABILITY OF CONTROL SHARES ACQUISITION ACT

                  Pursuant to the provisions of UTAH CODE ANN. ss. 61-6-6, the Control Shares Acquisition Act, UTAH CODE ANN. Section 61-6-1 ET Seq.
(1994), shall not be applicable to the Corporation.

                                   ARTICLE IX

                           BUSINESS AT ANNUAL MEETING

                  1. At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in the bylaws of the Corporation. Notwithstanding anything to the contrary contained in these articles, no amendment, repeal, or provision inconsistent with the provisions of this Article IX or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the votes entitled to be cast.

                  2. Pursuant to (i) Section 10.10.2 of the First Amended Joint Chapter 11 Plan of Reorganization of Marker International, DNR USA, Inc. and DNR North America, Inc., dated September 22, 1999 (as amended, supplemented or otherwise modified, the "Plan") and (ii) paragraph 7(j) of the Order of the United States Bankruptcy Court for the District of Delaware dated October 27, 1999 Confirming the Plan, no action by the shareholders or board of directors of the Corporation is required in amending the articles of incorporation and adopting these Third Amended and Restated Articles of Incorporation.

                  The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is the act and deed of the Corporation and that the stated facts herein are true.

                  DATED this 3rd day of December, 1999.

                                     MKR HOLDINGS

                                     By:   /s/ Peter C. Weaver
                                          --------------------------------------
                                          Peter C. Weaver

                                          President and Chief Executive Officer

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                                 ACKNOWLEDGEMENT

         This undersigned accepts and acknowledges his appointment as agent for service of process for MKR HOLDINGS.

                                           /s/ Jon C. Heaton
                                          --------------------------------------
                                          Jon C. Heaton
                                          Registered Agent


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